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                                                                      EXHIBIT 23

We consent to the use of our report dated February 27, 1998, with respect to the financial statements of LFD Holding Corp. and Subsidiary included in the Current Report on Form 8-K/A dated August 6, 1998 of Broughton Foods Company.


                                               /s/ ERNST & YOUNG LLP


Cleveland, Ohio
August 6, 1998